Exhibit 99.1

The J. M. Smucker Company Provides Operational and Financial Update Related to COVID-19

ORRVILLE, Ohio, April 20, 2020 -- The J. M. Smucker Company (NYSE: SJM) provided a business update today regarding COVID-19, specifically the status of its operations, supply chain, and financial outlook related to the Company’s fiscal year ending April 30, 2020.

“As we experience one of the most challenging times in our nation’s history, we remain committed to providing a safe and reliable supply of food,” said Mark Smucker, President and Chief Executive Officer. “Our team is united in supporting our customers, consumers, and communities in this time of heightened need, while doing our part to help slow the spread of COVID-19. I am thankful for each and every employee that continues to support our efforts, including our 5,700 employees directly involved in making and distributing our products and servicing our customers.”

Operations and Supply Chain
The Company continues to work closely with its suppliers and customers and has taken actions to ensure business continuity, maximize product availability, and minimize potential disruptions across its supply chain. This includes increasing production at all its manufacturing facilities and expanding the availability of appointments at distribution centers.

Following the guidance of national and local experts, the Company has taken additional steps to protect its employees including implementing incremental sanitation measures and temperature screenings at all its locations. The Company has also provided additional support measures, including financial hardship awards to front-line employees. To date, all Company manufacturing and distribution facilities remain open, and none have experienced significant disruptions or illness-related labor shortages associated with the COVID-19 outbreak. The Company is closely monitoring the situation at all its plants, including its coffee production and distribution facilities in New Orleans, Louisiana, due to elevated cases of COVID-19 in the area. The Company has implemented additional protective measures to maintain business continuity for these facilities, including adding resources to supplement the workforce and build inventory.

The Company has implemented measures to allocate order volumes to ensure a consistent supply across its retail partners during this record period of demand. Following a significant increase related to consumer “stock-up” shopping during the month of March, the magnitude of demand increases has begun to moderate. However, consumer demand and customer orders remain elevated.

Updated Fiscal 2020 Financial Outlook
Unprecedented customer and consumer demand in the Company’s fourth quarter has improved its fiscal year financial expectations. The anticipated improvement will benefit both GAAP and non-GAAP results. The incremental earnings per share is comparable for both GAAP and non-GAAP measures.

For the fiscal year ending April 30, 2020, the Company now expects:

•Net sales to be down 1 percent to the prior year compared to previous guidance of down 3 percent, primarily due to increased demand across all U.S. and Canadian retail channels, slightly offset by a

Exhibit 99.1

decline in products sold in away from home channels, which represent less than 10 percent of the Company’s total net sales.
•Adjusted earnings per share to exceed the high end of the previous guidance range of $8.10 to $8.30, reflecting the increased contribution from sales and a benefit of operational leverage resulting from increased production and reduced selling, distribution, and administrative expenses. These benefits will be partially offset by increased expenses related to employee compensation and benefits, freight, and community support initiatives.
•Free cash flow to exceed the previous guidance of $850 million with capital expenditures below the prior estimate of $300 to $320 million.

The Company continues to maintain adequate financial liquidity to manage its business and expects to continue operating under its previously communicated capital deployment model.

Fiscal 2021 Financial Outlook
Due to uncertainty about both near-term and long-term implications related to COVID-19, including the length and severity of the pandemic, the duration of stay-at-home orders and social distancing requirements, and broader macroeconomic considerations, the Company’s previous commentary regarding fiscal year 2021 financial direction is no longer applicable. The Company’s practice is to provide net sales, adjusted earnings per share, and free cash flow guidance estimates for the next fiscal year with the release of its fourth quarter earnings. However, financial guidance for fiscal year 2021 may not be reasonably estimated at that time depending on the duration and extent of the ongoing uncertainty related to COVID-19. The Company expects to provide more details when it releases its fiscal year 2020 fourth quarter financial results in June.

For information regarding the Company’s support measures for employees and communities, please see the detailed press release dated March 23, 2020 at jmsmucker.com.

The J. M. Smucker Company Forward-Looking Statements
This press release contains forward-looking statements, such as projected net sales, operating results, earnings, and cash flows that are subject to risks and uncertainties that could cause actual results to differ materially from future results expressed or implied by those forward-looking statements. The risks, uncertainties, important factors, and assumptions listed and discussed in this press release, which could cause actual results to differ materially from those expressed, include: the impact of the COVID-19 outbreak on the Company’s business, suppliers, customers, consumers, employees, and communities; disruptions or inefficiencies in the Company’s operations or supply chain, including any impact of the COVID-19 outbreak; the ability to achieve cost savings related to cost management programs in the amounts and within the time frames currently anticipated; the ability to generate sufficient cash flow to continue operating under the Company's capital deployment model, including capital expenditures, debt repayment, dividend payments, and share repurchases; volatility of commodity, energy, and other input costs; risks associated with derivative and purchasing strategies the Company employs to manage commodity pricing and interest rate risks; the availability of reliable transportation on acceptable terms; the ability to implement and realize the full benefit of price changes, and the impact of the timing of the price changes to profits and cash flow in a particular period; the success and cost of marketing and sales programs and strategies intended to promote growth in the Company’s businesses, including product innovation; general competitive activity in the market, including competitors' pricing practices and promotional spending levels; the impact of food security concerns involving either the Company's products or its competitors' products; the impact of accidents, extreme weather, natural disasters, and pandemics; the concentration of certain of the Company's businesses with key customers and suppliers, including single-source suppliers of certain key raw materials and finished goods, and the Company’s ability to manage and maintain key relationships; impairments in the carrying value of goodwill, other intangible assets, or other long-lived assets or changes in useful lives of other intangible assets; the impact of new or changes to existing governmental laws and regulations and their application, including

Exhibit 99.1

tariffs; the outcome of tax examinations, changes in tax laws, and other tax matters; foreign currency exchange rate and interest rate fluctuations; and risks related to other factors described under "Risk Factors" in other reports and statements filed with the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, as supplemented by the Supplemental Risk Factor included in the Company's Current Report on Form 8-K filed on April 20, 2020. The Company undertakes no obligation to update or revise these forward-looking statements, which speak only as of the date made, to reflect new events or circumstances.

Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, including adjusted earnings per share and free cash flow, as key measures for purposes of evaluating performance internally. The Company believes that investors' understanding of its performance is enhanced by disclosing these performance measures. Furthermore, these non-GAAP financial measures are used by management in preparation of the annual budget and for the monthly analyses of its operating results. The Board of Directors also utilizes certain non-GAAP financial measures as components for measuring performance for incentive compensation purposes.

Non-GAAP measures exclude certain items affecting comparability that can significantly affect the year-over-year assessment of operating results, which include amortization expense and impairment charges related to intangible assets, integration and restructuring costs (“special project costs”), and unallocated gains and losses on commodity and foreign currency exchange derivatives (“unallocated derivative gains and losses”), as well as the related tax impact of these exclusions. The special project costs relate to specific integration and restructuring projects, and the unallocated derivative gains and losses reflect the changes in fair value of the Company's commodity and foreign currency exchange contracts. Additionally, income taxes, as adjusted is calculated using an adjusted effective income tax rate that is applied to adjusted income before income taxes. While this adjusted effective income tax rate does not generally differ materially from our GAAP effective income tax rate, certain items can significantly impact our adjusted effective income tax rate.

These non-GAAP financial measures may not be comparable to similar measures used by other companies and may exclude certain nondiscretionary expenses and cash payments.

About The J. M. Smucker Company
Inspired by more than 120 years of business success and five generations of family leadership, The J. M. Smucker Company makes food that people and pets love. The Company’s portfolio of 40+ brands, which are found in 90 percent of U.S. homes and countless restaurants, include iconic products consumers have always loved such as Folgers®, Jif®, and Milk-Bone® plus new favorites like Café Bustelo®, Smucker’s® Uncrustables®, and Rachael Ray® Nutrish®. Over the past two decades, the Company has grown rapidly by thoughtfully acquiring leading and emerging brands, while ensuring the business has a positive impact on its 7,000+ employees, the communities it is a part of, and the planet. For more information about The J. M. Smucker Company, visit jmsmucker.com.

The J. M. Smucker Company is the owner of all trademarks referenced herein except for Rachael Ray®, a registered trademark of Ray Marks II LLC, which is used under license.

Contacts:
The J. M. Smucker Company: (330) 682-3000
Investors: Aaron Broholm, Vice President, Investor Relations
Media: Ray Hancart, Director, Communications & Media Relations

Exhibit 99.1

For the purpose of providing a reference point for its previous guidance for both earnings per share and free cash flow, the Company included below the reconciliation of non-GAAP financial measures that was also included in its press release dated February 26, 2020.

	Year Ending April 30, 2020
	Low	High
Net income per common share – assuming dilution reconciliation:
Net income per common share – assuming dilution	$6.32	$6.52
Unallocated derivative losses (gains) (A)	(0.27)	(0.27)
Special project costs	0.12	0.12
Amortization	1.58	1.58
Other intangible assets impairment charges	0.35	0.35
Adjusted earnings per share	$8.10	$8.30

(A) As unallocated derivative losses (gains) vary each quarter based on market conditions and derivative positions taken, we do not project derivative gains or losses on a forward-looking basis. Therefore, the forward-looking unallocated derivative losses (gains) in the table above reflect the net cumulative amount already recognized in GAAP results that is expected to be allocated to non-GAAP results as of April 30, 2020.

	Year Ending April 30, 2020
	Low	High
	(Dollars in millions)
Free cash flow reconciliation:
Net cash provided by operating activities	$1,170	$1,150
Additions to property, plant, and equipment	(320)	(300)
Free cash flow	$850	$850